SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 19, 2015
(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16725	42-1520346
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

711 High Street, Des Moines, Iowa 50392
(Address of principal executive offices)

(515) 247-5111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
__________________

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.07 Submission of Matters to a Vote of Security Holders
The matters that were voted upon at the 2015 Annual Meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to each such matter, as applicable, are set forth below. Abstentions and broker non-votes were treated as being present at the meeting for the purpose of determining a quorum, but were not counted as votes.

At the 2015 Annual Meeting, the shareholders elected three Class II directors each for a term expiring at the Company’s 2018 Annual Meeting(1). In addition, the shareholders approved, on an advisory basis, the compensation paid to the Company’s Named Executive Officers as disclosed in the Proxy Statement(2). Finally, the shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditor for 2015(3).

(1)	Election of Directors

	VOTES FOR	VOTES AGAINST	ABSTAINED	BROKER NON-VOTES
Roger C. Hochschild	188,173,829	6,008,657	680,006	13,083,637
Daniel J. Houston	179,401,427	14,775,434	685,631	13,083,637
Elizabeth E. Tallett	187,773,802	6,408,876	679,814	13,083,637

The directors whose terms of office continued and the years their terms expire are as follows:

Class I Directors Continuing in Office Whose Term Expires in 2017

Betsy J. Bernard
Jocelyn Carter-Miller
Gary E. Costley
Dennis H. Ferro
Class III Directors Continuing in Office Whose Term Expires in 2016

Michael T. Dan
C. Daniel Gelatt
Sandra L. Helton
Blair C. Pickerell
Larry D. Zimpleman

The voting results were as follows:

		Votes For	Votes Against	Abstained	Broker Non-Votes
(2)	Advisory Vote on Executive Compensation	184,849,526	8,825,028	1,187,938	13,083,637
(3)	Ratification of Independent Auditors	205,703,485	1,516,319	726,325	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

By:	/s/ Karen E. Shaff

Name:	Karen E. Shaff

Title:	Executive Vice President, General Counsel and Secretary

Date:    May 26, 2015